SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                              --------------------

                        Date of Report: October 13, 2000

                                  LODGIAN, INC.
                                  -------------
            (Exact name of registrant as specified in its charter)

Delaware                           001-14537                    52-2093696
----------------                   ----------------             ----------------
(State or other                    (Commission                  (IRS  Employer
jurisdiction  of                   File Number)                 Identification
incorporation)                                                  Number)

3445 Peachtree Road, N.E.,
Suite 700, Atlanta, Georgia                                     30326
-----------------------------------------                       ----------------
(Address of principal executive offices)                        (Zip Code)

      Registrant's telephone number, including area code: (404) 364-9400

ITEM 5.  OTHER EVENTS.


         On October 12, 2000, Lodgian, Inc. (the "Company") announced that it postponed its annual meeting in order to give its shareholders the opportunity to consider important information relating to the board's receipt of a sale proposal from Whitehall Street Real Estate Limited Partnership XIII, a Delaware limited partnership, and Whitehall Parallel Real Estate Limited Partnership XIII, a Delaware limited partnership (collectively, "Whitehall"). The meeting has been rescheduled for October 20, 2000 and will be held in Atlanta, Georgia at 9:30 a.m., local time, at The Resource Forum, 3340 Peachtree Road N.E.. Whitehall is the most recent real estate investment fund sponsored by Goldman, Sachs & Co. The Company's press release announcing postponement of the meeting is attached to this Form 8-K as Exhibit 99-1 and is incorporated herein by reference.

         The Lodgian Board has received a letter from Whitehall outlining the terms of the sale proposal (the "Offer Letter"). The Offer Letter is non-binding and any obligations to proceed with a transaction will be subject to, among other things, execution of mutually satisfactory definitive agreements. However, if the Company proceeds with the transaction, the terms set forth in the Offer Letter are expected to be included in the definitive agreements governing the transaction (the "Definitive Agreements").

         In conjunction with the Offer Letter, the Company has entered into an Exclusivity and Expense Reimbursement Agreement with Whitehall, dated as of October 12, 2000 (the "Exclusivity Agreement"). The Exclusivity Agreement is attached to this Form 8-K as Exhibit 10-1 and is incorporated herein by reference.

         Under the terms of the Offer Letter, Whitehall has proposed that a subsidiary of Whitehall would purchase all outstanding shares of the Company (including shares issuable upon the conversion of the Lodgian Capital Trust 7% Convertible Redeemable Equity Structured Trust Securities issued pursuant to a prospectus dated September 2, 1999 (the "CRESTS")), for a cash purchase price of $4.50 per share, subject to certain adjustments as described below (the "Total Acquisition Price").

CONDITIONS OF THE OFFER

         The Definitive Agreements will be entered into only if Whitehall is satisfied with its due diligence and if the Company files its Form 10-Q reports for the first, second and third quarters of 2000 and such reports do not contradict or make inaccurate the assumptions Whitehall has made in connection with the Offer Letter. If executed, the Definitive Agreements will be subject to certain conditions, including but not limited to, the following:

         (a) there having been no injunction prohibiting or restricting the consummation of the transaction and there having been no pending or threatened litigation by a government entity or third party that would have a material adverse effect on the Company or its assets;

         (b)   approval of the transaction by the stockholders of the Company;

         (c) receipt of any required regulatory or other material third-party approval to the transaction;

         (d) (i) holders of at least 95% of the CRESTS shall have made an irrevocable election to convert all CRESTS held by them into common stock of the Company at the conversion ratio specified in the terms of the CRESTS upon the completion of the transaction; and (ii) at least 51% of the Company's high yield bonds shall have been acquired by the Company through a tender offer made by the Company and, as part of the tender offer, consents shall be obtained from the holders so that the terms of the indentures for such bonds shall be amended to eliminate all the financial and other restrictive covenants contained in such bonds;

         (e) there being no rights of first offer, rights of first refusal or other restrictions on the transferability of any of the Company's assets that would be triggered by the transaction or any subsequent resale or transfer of the assets;

         (f) the Company shall have obtained customary lender estoppels with respect to any financing that will remain in place after the consummation of the transaction;

         (g) all obligations of the Company under all leases or contracts assumed by Whitehall shall have been performed or waived;

         (h) all franchise and management agreements to which the Company is a party will continue in full force and effect after completion of the transaction without change in their terms. This condition will be satisfied if the Company has entered into new franchise and management agreements, satisfactory to Whitehall, with respect to all assets of the Company which are not subject to management and franchise agreements satisfying this clause.

ASSUMPTIONS OF THE OFFER

         The Offer Letter states that in determining the Total Acquisition Price, Whitehall has made the following assumptions which if not verified and confirmed in the Definitive Agreements would result in a price reduction to the Total Acquisition Price:

         (a) the quarterly reports of the Company to be filed with the Securities Exchange Commission do not contradict or make inaccurate any assumptions made by Whitehall;

         (b) at December 31, 2000, the excess of (i) the outstanding balance of the debt (other than the CRESTS and high yield bonds) incurred by the Company (the "Other Debt") over (ii) the aggregate amount of unrestricted cash not included in the net working capital will not be greater than $579.8 million less any portion of the total net proceeds from the disposition of any asset of the Company sold after October 12, 2000 actually applied to repay the Other Debt; all of such Other Debt (with certain exceptions) can be assumed by Whitehall without any changes in the terms thereof; and such Other Debt will meet the other assumptions relating to the Other Debt previously discussed between Whitehall and the Company. In the event that the net debt of the Company at December 31, 2000 is less than the amount specified in this clause or in the event that the Company sells certain assets for an aggregate amount in excess of the amounts agreed by the parties, then the parties will negotiate in good faith an appropriate adjustment to the Total Acquisition Price, without duplication of any other adjustment to the Total Acquisition Price, that appropriately reflects such events; provided that in no event shall the Total Acquisition Price exceed $4.50 per share.

         (c) at December 31, 2000 the net working capital (defined as restricted cash that would otherwise be accounted for as a current asset and that is not reserved for liabilities that are long-term liabilities plus accounts receivable, net of allowances, plus inventories plus prepaid and other current assets minus the sum of (i) accounts payable, plus (ii) other accrued liabilities, plus (iii) advance deposits and other current liabilities, plus (iv) accrued interest) will be greater than or equal to negative $30.5 million (assuming accrued interest of $17 million at December 31, 2000 on all of the Company's debt, including the high yield bonds and the Other
               Debt);

         (d) the Company will not distribute any dividends on the common stock of the Company or make any cash payments to CRESTS holders prior to closing of the transaction;

         (e) during the 2000 calendar year, capital expenditures in the amount of $75,000,000 will have been expended;

         (f) the Company will not incur more than an amount agreed upon by the parties in financial advisory fees, legal fees and expenses, franchise and management agreement payments, consent solicitation fees, debt assumption and prepayment fees and other costs in connection with the transaction ("Transaction Fees");

         (g) the cost of the aggregate expenditures in connection with any property improvement program ("PIP") agreed to with the Company's franchisors shall not exceed an amount agreed upon by the parties;

         (h) with respect to the CRESTS: (i) the amount that may be paid for each CRESTS security shall not exceed the amount that the holder of such CRESTS security would receive if the CRESTS security were converted to shares of the Company's Common Stock in accordance with the conversion rate specified in the CRESTS upon the closing of the transaction; and (ii) to the extent that less than 100% of the CRESTS are converted, the Total Acquisition Price will be reduced by an amount equal to $7 million assuming that exactly 95% of the CRESTS are converted, or if more than 95% but less than 100% of the CRESTS are converted, by a pro rata portion of such $7 million amount (e.g., the Total Acquisition Price will be reduced by $3.5 million if 97.5% of the CRESTS are converted or purchased). Thus, for example, if the Total Acquisition Price is $4.50 per share of Common Stock (and there can be no assurance that this will be the case), then a holder of one CREST security with a $50 par value would receive upon conversion of such security into shares of the Company's Common Stock, the equivalent of approximately $22.62 for such CREST security, assuming four quarters of accrued and unpaid interest on such security. If the Total Acquisition Price is $4.00 per share of Common Stock (and there can be no assurance that this will be the case), then a holder of one CREST security with a $50 par value would receive upon conversion of such security into shares of the Company's Common Stock, the equivalent of approximately $20.10 for such CREST security, assuming four quarters of accrued and unpaid interest on such security;

         (i) no high yield bonds shall be purchased at a price in excess of 101% of the principal amount thereof plus accrued interest;

         (j) the Company will have net operating losses available in an amount sufficient to offset fully any tax liabilities arising out of the conversion or purchase of the CRESTS, the Company's purchase of the high yield bonds and the consummation of the transaction;

         (k) there will be no severance costs as a result of the transaction and the Company and its subsidiaries will have no pension liabilities other than those indicated in the Company's December 31, 1999 financial statements and other than ordinary course accruals since December 31, 1999 under existing plans, for which proper provisions shall have been made; and

         (l) the property referred to as Fort Pierce has been sold to a third party for total net proceeds of $2.4 million.

         If the expenditures by the Company for PIP and the Transaction Fees are less than the amounts agreed upon by the parties, then such savings may be applied to offset any other decrease in the Total Acquisition Price, so long as the Total Acquisition Price does not exceed $4.50 per share.

ASSET SALES

         In the event the Company wishes to sell any assets pursuant to the Exclusivity Agreement, the following provisions will apply in determining the Total Acquisition Price and may result in a dollar for dollar reduction in the Total Acquisition Price:

         (a) If the Company sells certain properties (the "Targeted Sale Properties") at a price agreed upon by the parties, then there will be no adjustment to the Total Acquisition Price in respect to the properties;

         (b) in the event that one or more of the Targeted Sale Properties are sold prior to closing for total net proceeds that are greater or less than the amount agreed upon by the parties, then, with respect to all Targeted Sale Properties that are sold prior to closing, the Total Acquisition Price shall be adjusted up or down based on the number of properties sold and the price at which they are sold;

         (c) in the event that any or all of the Targeted Sale Properties are not sold prior to closing, then with respect to each such unsold property, the Total Acquisition Price shall be decreased by an amount agreed upon by the parties;

         (d) in the event that other assets of the Company are sold prior to closing, the Total Acquisition Price shall be adjusted by the amount, if any, to be agreed to by the parties.

EXPENSE REIMBURSEMENT PROVISIONS

         Pursuant to the Offer Letter, the Definitive Agreements will provide that the Company will have the right to terminate the transaction if the consideration to be paid to shareholders is less than $4.00 due to the adjustments resulting from the assumptions set forth above; provided, however, that as a condition to such termination, the Company shall pay immediately upon demand all of the third party expenses incurred by Whitehall (including its advisors or representatives) in connection with evaluating and pursuing the transaction, including legal, accounting and other due diligence expenses ("Expenses"), and provided further, that in the event the Company consummates or enters into an agreement with respect to any acquisition, merger, recapitalization, liquidation, dissolution or any similar transaction involving all or any material portion of the Company, its business or assets or all or any material portion of the Company's capital stock or other equity interests, other than the transaction for more than the price last offered by Whitehall, after giving effect to all price adjustments (an "Alternate Transaction") before the date that is twelve (12) months after the date that the Company elects to terminate the transaction pursuant to this sentence, the Company shall pay to the Whitehall, not later than the earlier to occur of (i) consummation of such Alternate Transaction or (ii) two (2) business days following the execution of an agreement with respect to an Alternate Transaction, a fee in cash equal to $6,000,000 in addition to any other fees or expense reimbursements to which the Purchaser is entitled under the Definitive Agreements; provided that in no event shall the sum of such fee and the amount of fees or expenses reimbursed by the Company to Whitehall exceed $13,000,000 in the aggregate. Notwithstanding the foregoing, in the event that the Total Acquisition Price is reduced to less than $4.00 per share (determined as provided above) as a result of the adjustments made to the Total Acquisition Price because of the failure of the assumptions described in clauses (h) and/or (i) under the heading Assumptions of the Offer above to be satisfied, together with any other adjustments to the Total Acquisition Price contemplated by the Definitive Agreements and the Offer Letter, then Whitehall shall have the right to terminate the transaction, and in the event Whitehall so elects to terminate the transaction, the Company shall be obligated to reimburse all of Whitehall's Expenses up to a maximum of $3,500,000 but shall not be obligated to pay the fee contemplated by the previous sentence.

         In addition, the Offer Letter provides that the Definitive Agreements will include a no-shop clause and third party expense reimbursement provisions in the event the conditions to Whitehall's obligations to close (including without limitation (i) at least 95% of the CRESTS having converted into common stock and (ii) at least 51% of the Company's high yield bonds having been acquired by the Company) are not satisfied or the transaction otherwise does not close (except for a failure to close caused solely by a default by the Purchaser and as otherwise provided in the Offer Letter), it being understood and agreed that the Company shall not be obligated to reimburse Whitehall for any fees or expenses incurred in connection with the transaction in excess of $13,000,000. In addition, in the event that the Company consummates, or signs an agreement with respect to, an Alternate Transaction within one year of the termination of the Definitive Agreement, the Company will immediately pay to the Purchaser, not later than the earlier to occur of (i) consummation of such Alternate Transaction or (ii) two business days following the execution of an agreement with respect to an Alternate Transaction, a termination fee in an amount equal to $6,000,000; provided that in no event shall the sum of such termination fee and the amount of fees or expenses reimbursed by the Company to Whitehall exceed $13,000,000 in the aggregate.

ITEM 7.  EXHIBITS.

         EX.-10-1 Exclusivity and Expense Reimbursement Agreement by and between Lodgian, Inc, Whitehall Street Real Estate Limited Partnership XIII, a Delaware limited partnership, and Whitehall Parallel Real Estate Limited Partnership XIII, a Delaware limited partnership dated October 12, 2000.

         EX. 99-1             Press Release dated October 12, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   LODGIAN, INC.

                                   By     /s/ Robert S. Cole
                                          -------------------------------------
                                   Name:  Robert S. Cole
                                   Title: President and Chief Executive Officer

Date: October 13, 2000

                                  EXHIBIT INDEX

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       Exhibit Number                                  Description
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            10-1                               Exclusivity and Expense
                                               Reimbursement Agreement by and
                                               between Lodgian, Inc, Whitehall
                                               Street Real Estate Limited
                                               Partnership XIII, a Delaware
                                               limited partnership, and
                                               Whitehall Parallel Real Estate
                                               Limited Partnership XIII, a
                                               Delaware limited partnership
                                               dated October 12, 2000.
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            99-1                               Press Release July 24, 2000.
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